UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2001

AMERICAN VANTAGE COMPANIES
(Exact name of registrant as specified in its charter)

Nevada	0-10061	04-2709807

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6787 West Tropicana, Suite 200, Las Vegas, Nevada (Address of Principal Executive Offices)	89103 (Zip Code)

Registrant’s telephone number, including area code: (702) 227-9800

Item 2. Acquisition or Disposition of Assets.

     On June 15, 2001, American Vantage Companies (“Registrant”) sold to P.T. Corporation, a Nevada Corporation (“P.T.”) approximately 20 acres of undeveloped real property located in North Las Vegas, Nevada (the “Property”) for an aggregate purchase price of two million four hundred thousand dollars ($2,400,000), the fair market value of the Property.

     Prior to the disposition of the Property, there were no material relationships between P.T. and Registrant or any of its affiliates, any director or officer of Registrant or any associate of any such director or officer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

2.1	Agreement of Purchase and Sale of Property and Escrow Instructions, by and between American Vantage Companies and P.T. Corporation, dated May 21, 2001

99.1	Press Release of American Vantage Companies, dated June 20, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANTAGE COMPANIES (Registrant)

Date: June 26th, 2001	By: /s/ Ronald J. Tassinari Ronald J. Tassinari, President